Calculation of Filing Fee Tables
S-3
Eightco Holdings Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Warrants to Purchase Common Stock	Other	9,917,844	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Equity	Common Stock issuable upon exercise of Warrants	Other	9,917,844	$ 1.752	$ 17,376,062.69	0.0001381	$ 2,399.63
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 17,376,062.69		$ 2,399.63
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,399.63
Offering Note
[1]	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional shares of the Company's common stock, par value $0.001 per share ("Common Stock"), that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. Consists of warrants to purchase 9,917,844 shares of Common Stock (the "Worldcoin Tower Warrants") to purchase shares of Common Stock, issued to Worldcoin Tower Instant LLC pursuant to a Strategic Advisor Agreement dated as of September 8, 2025. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the Worldcoin Tower Warrants because they are being registered in the same registration statement as the shares of Common Stock issuable upon exercise thereof.

[2]	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional shares of the Company's common stock, par value $0.001 per share ("Common Stock"), that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. Consists of 9,917,844 shares of Common Stock issuable upon exercise of the Worldcoin Tower Warrants at an exercise price of $1.752 per share. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on the exercise price of $1.752 per share of the Worldcoin Tower Warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date